                                                                     EXHIBIT 4.5




                       AMENDMENT NO. 4 TO CREDIT AGREEMENT


        AMENDMENT dated as of November 24, 1999 to the Credit Agreement dated as of September 24, 1997 (as heretofore amended, the "CREDIT AGREEMENT") among UNOVA, INC. (the "BORROWER"), the BANKS party thereto (the "BANKS") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

        The parties hereto agree as follows:

        SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

        SECTION 2.  Amendments.

        (a) The Pricing Schedule annexed to this Amendment No. 4 is hereby substituted for the Pricing Schedule annexed to the Existing Agreement.

        (b) The following definition is added to Section 1.01 in its alphabetic position:

               "Borrower's 1998 Form 10-K" means the Borrower's annual report on Form 10-K for 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

        (c) Section 2.07(a) is amended to read as set forth below:

               Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate plus the Base Rate Margin for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

               "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

        (d) The reference to December 31, 1996 in Section 4.04(a) is changed to December 31, 1998, and the reference to the "Borrower's Form 10" is changed to the "Borrower's 1998 Form 10-K".

        (e) The date June 30, 1997 appearing in Sections 4.04(b) and 4.04(c) is changed to September 30, 1999, and each reference in Section 4.04(b) to "six" is changed to "nine."

        (f) Section 4.13 is added to Article IV, Representations and Warranties, to read as follows:

               Section 4.13. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

        (g) Section 5.05 is amended to read in its entirety as set forth below:

               Section 5.05. Leverage Ratio. The Leverage Ratio will not exceed, at any time during any period set forth below, the maximum ratio set forth below for such period:

               Period                       Maximum Ratio
               ------                       -------------
               Effective Date-              3.95 to 1.0
               March 30, 2001
               March 31, 2001 and           3.5   to 1.0
                 thereafter


        SECTION 3. Representations of Borrower. The Borrower represents and warrants, as of the date hereof and after giving effect hereto, that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement are true and (ii) no Default has occurred and is continuing.

        SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 6. Effectiveness. This Amendment shall become effective as of the date hereof when the Agent shall have received from each of the Borrower and Banks comprising the Required Banks a counterpart hereof duly signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    UNOVA, INC.



                                    By: /s/ Elmer C. Hull, Jr.
                                        ----------------------------------------
                                         Title: Vice President and Treasurer


                                    MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK



                                    By: /s/ Robert Bottamedi
                                        ----------------------------------------
                                        Title: Vice President


                                    BANK OF AMERICA, N.A.


                                    By:  /s/ Michelle L. Hilse
                                        ----------------------------------------
                                        Title: Vice President


                                    THE BANK OF NEW YORK


                                    By:  /s/ Jennifer S. Ellerman
                                        ----------------------------------------
                                        Title: Vice President

                                    THE CHASE MANHATTAN BANK



                                    By:  /s/ Lenard Weiner
                                        ----------------------------------------
                                        Title: Managing Director


                                    CIBC INC.


                                    By:  /s/ Lindsay Gordon
                                        ----------------------------------------
                                        Title: Executive Director


                                    BANK ONE, NA
                                         F/K/A THE FIRST NATIONAL
                                    BANK OF CHICAGO


                                    By:  /s/ Mark A. Isley
                                        ----------------------------------------
                                        Title: First Vice President


                                    CREDIT SUISSE FIRST BOSTON


                                    By:  /s/ Thomas G. Muoio
                                        ----------------------------------------
                                        Title: Vice President


                                    By: /s/ Jennifer E. Toth
                                        ----------------------------------------
                                        Title: Analyst

                                    DRESDNER BANK AG, NEW YORK
                                        AND GRAND CAYMAN
                                        BRANCHES


                                    By: /s/ A. Richard Morris
                                        ----------------------------------------
                                        Title: First Vice President


                                    By:  /s/ Ken Hamilton
                                        ----------------------------------------
                                        Title: Senior Vice President


                                    MELLON BANK, N.A.


                                    By:  /s/ L. C. Ivey
                                        ----------------------------------------
                                        Title: Vice President



                                    THE NORTHERN TRUST COMPANY



                                    By: /s/ David J. Mitchell
                                        ----------------------------------------
                                        Title: Vice President

                                PRICING SCHEDULE


        The "EURO-DOLLAR MARGIN", "CD MARGIN", "BASE RATE MARGIN" and "FACILITY FEE RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


------------------------------------------------------------------------------------------------------
                                 Level       Level       Level       Level       Level       Level
           Status                  I           II         III          IV          V           VI
------------------------------------------------------------------------------------------------------
Euro-Dollar Margin
         Usage <25%               .32%        .40%        .50%        .60%        .95%       1.25%
         Usage =>25%              .42%       .525%       .625%       .725%        .95%       1.25%
------------------------------------------------------------------------------------------------------
CD Margin
         Usage <25%              .445%       .525%       .625%       .725%       1.075%      1.375%
         Usage =>25%             .545%        .65%        .75%        .85%       1.075%      1.375%
------------------------------------------------------------------------------------------------------
Base Rate Margin                  .00%        .00%        .00%        .00%        .00%        .50%
------------------------------------------------------------------------------------------------------
Facility Fee Rate                 .08%        .10%       .125%        .15%       .175%        .25%
------------------------------------------------------------------------------------------------------

        For purposes of this Schedule, the following terms have the following meanings:

        "LEVEL I STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated A/A2 or higher by at least two Rating Agencies.

        "LEVEL II STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated A-/A3 or higher by at least two Rating Agencies and (ii) Level I Status does not exist at such date.

        "LEVEL III STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and
(ii) neither Level I Status nor Level II Status exists at such date.

        "LEVEL IV STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated BBB/Baa2 or higher by at least two Ratings Agencies and
(ii) none of Level I Status, Level II Status, Level III Status exists at such date.

        "LEVEL V STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and
(ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists as such date.


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        "LEVEL VI STATUS" exists at any date, if at the close of business on such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

        "PRICING" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing or Level VI Pricing applies at any date.

        "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

        The "USAGE" applicable to any date is the percentage equivalent of a fraction the numerator of which is the aggregate outstanding principal amount of the Loans at such date and the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following the termination of the Commitments, Usage will be deemed to be 25% or more.

        The credit ratings to be utilized for purposes of determining a Status hereunder are those assigned to the senior unsecured debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; provided that if at any time the Borrower's senior unsecured debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Status shall be determined based on a rating one category higher than the lower of such two ratings (e.g., if the S&P rating is A+, the Moody's rating is Baa1 and there is no D&P rating, then Level II Status shall exist); provided further that if at any time the Borrower's senior unsecured debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Status shall be Level VI Status. The rating in effect at any date is that in effect at the close of business on such date.